UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 31, 2017

ProBility Media Corporation

(Exact Name of Registrant as Specified in its Charter)

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Nevada	000-55074	33-1221758
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street, Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 652-3937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 below regarding the Cranbury Exchange Agreement, Cranbury Note, Consulting Agreement and the Lock-Up Agreement (each as defined below), is incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Cranbury Acquisition

On July 31, 2017, we consummated the transactions contemplated by a Share Exchange Agreement (the “Cranbury Exchange Agreement”), by and between the Company, Cranbury Associates, LLC (“Cranbury”), and the sole member of Cranbury (the “Cranbury Member”). In connection with the closing of the transactions contemplated by the Cranbury Exchange Agreement (the “Cranbury Exchange”), we acquired 100% of the outstanding membership interests of Cranbury from the Cranbury Member in consideration for 784,313 shares of restricted common stock, valued at $400,000 on the closing date (the “Cranbury Shares”), and a promissory note in the amount of $100,000 (described below). The Cranbury Exchange has an effective date of May 1, 2017. The Cranbury Share Exchange Agreement included standard and customary representations, warranties and indemnification rights. The Cranbury Shares are to be held in escrow in order to secure the indemnification requirements of the Cranbury Member pursuant to the terms of the Cranbury Exchange Agreement, until January 1, 2018.

As additional consideration for agreeing to the terms of the transaction, we agreed to issue the Cranbury Member an additional $100,000 of shares of restricted common stock (based on the closing sales price of the Company’s common stock on July 31, 2018), in the event the revenue generated by Cranbury exceeds $2.0 million during the 12 calendar months ended July 31, 2018 (the “Cranbury Earn-Out” and the “Cranbury Earn-Out Shares”).

Cranbury, established in 2010, sells training and educational materials to governmental institutions and private sector markets in Brazil, Mexico, Columbia, Trinidad, and other international regions. The Company markets and represents approximately 40 major publishers in international markets.

We provided a Promissory Note (the “Cranbury Note”) to the Cranbury Member at closing, which evidences the principal amount of $100,000 owed to such Cranbury Member. The Cranbury Note accrues interest at the rate of 6% per annum (10% upon the occurrence of an event of default), beginning August 31, 2017, and is payable at the rate of $4,153 per month, beginning November 1, 2017, through the maturity date of such note, November 30, 2019. The Cranbury Note contains standard and customary events of default and may be prepaid at any time without penalty.

As part of the Cranbury Exchange, on and effective July 31, 2017, we entered into a Consulting Agreement with Ethan Atkin, the Cranbury Member (the “Consulting Agreement”). Pursuant to the Consulting Agreement, which has a term of one year, we agreed to pay Mr. Atkin, $3,750 per month and Mr. Atkin agreed to provide us 120 hours of services the first three months of the term and 100 hours per month thereafter, in connection with the integration of Cranbury’s operations into those of the Company, the training of a new head of international sales at the Company, and introductions to contacts of Mr. Atkin and Cranbury in connection with Cranbury’s operations and the change in control and management. The agreement includes standard and customary work for hire, confidentiality, and trade secret provisions. In the event that the Consulting Agreement is terminated by Mr. Atkin, terminated by the Company for cause, or terminated due to Mr. Atkin’s death or disability, prior to 180 days after the closing date, the earn-out is terminated and no earn-out Shares are due.

The Cranbury Shares issued pursuant to the Cranbury Exchange Agreement are subject to a lock-up agreement (the “Lock-Up Agreement”), which prohibits the sale of any such shares for a period of one year and restricts the sale of any of the shares in any thirty day period, for an additional one year thereafter, to 10% of the total Cranbury Shares, on a rolling basis.

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* * * * * *

The foregoing descriptions of the Cranbury Exchange Agreement, Cranbury Note, Consulting Agreement and Lock-Up Agreement, do not purport to be complete and are qualified in their entirety by reference to the Cranbury Exchange Agreement, Cranbury Note, Consulting Agreement and Lock-Up Agreement, copies of which are attached as Exhibits 2.1, 10.1, 10.2, and 10.3, to this Current Report on Form 8-K, and incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion under Item 2.01 above with respect to the Cranbury Note, which is incorporated in this Item 2.03 in its entirety, by reference.

Item 3.02 Unregistered Sales of Equity Securities

As described above under Item 2.01, in connection with the closing of the Cranbury Share Exchange, we issued the Cranbury Shares to the Cranbury Member (which are being held in escrow pursuant to the Escrow Agreement described above), and agreed, subject to the requirements of the Cranbury Share Exchange Agreement, to issue the Cranbury Member the Cranbury Earn-Out Shares.

The Company claims (and will claim) an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of the Cranbury Shares and Cranbury Earn-Out Shares, described above in Item 2.01, due to the fact that the foregoing offers and sales did not (and will not) involve a public offering, the recipient took (and will take) the securities for investment and not resale, the Company has taken (and will take) appropriate measures to restrict transfer, and the recipient (a) is an “accredited investor,” and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On August 7, 2017, the Company issued a press release announcing the entry into and the closing of the transactions contemplated by the Cranbury Exchange Agreement and related matters as described above in Item 2.01. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit	Filing
2.1+	Share Exchange Agreement by and among the Company, Cranbury Associates, LLC and the member of Cranbury Associates, LLC, dated July 31, 2017 and Effective May 1, 2017	Filed herewith.
10.1	Promissory Note dated July 31, 2017, in the amount of $100,000, issued to Ethan Atkin, as Trustee of the Ethan Atkin Revocable Trust dated February 22, 2007	Filed herewith.
10.2	Consulting Agreement with Ethan Atkin, dated July 31, 2017	Filed herewith.
10.3	Lock-Up Agreement with Ethan Atkin, dated July 31, 2017	Filed herewith.
99.1	Press Release Dated August 7, 2017	Furnished herewith.

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+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Probility Media Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probility Media Corporation

Date: August 24, 2017	By: /s/ Evan M. Levine
Evan M. Levine, Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit	Filing
2.1+	Share Exchange Agreement by and among the Company, Cranbury Associates, LLC and the member of Cranbury Associates, LLC, dated July 31, 2017 and Effective May 1, 2017	Filed herewith.
10.1	Promissory Note dated July 31, 2017, in the amount of $100,000, issued to Ethan Atkin, as Trustee of the Ethan Atkin Revocable Trust dated February 22, 2007	Filed herewith.
10.2	Consulting Agreement with Ethan Atkin, dated July 31, 2017	Filed herewith.
10.3	Lock-Up Agreement with Ethan Atkin, dated July 31, 2017	Filed herewith.
99.1	Press Release Dated August 7, 2017	Furnished herewith.

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+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Probility Media Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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